QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

LAND COURT SYSTEM	REGULAR SYSTEM
After Recordation Return by Mail ( )	Pickup ( X ) To:
Robert S. Katz
Torkildson Katz, et al.
700 Bishop St., 15th Floor	Total Pages:
Honolulu, HI 96813
TAX MAP KEY NO.: (2) 4-3-001:017

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS, FIXTURE FILING AND FINANCING STATEMENT

        THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, FIXTURE FILING AND FINANCING STATEMENT (the "Mortgage") is made effective the 19th day of April, 2011, by and between MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation, whose mailing address is 870 Haliimaile Road, Makawao, Hawaii 96768-9768, hereinafter referred to as "Mortgagor," and the PENSION BENEFIT GUARANTY CORPORATION, a wholly owned United States government corporation, created under Section 4002 of the Employee Retirement Income Security Act of 1974, as amended, whose mailing address is 1200 K Street, N.W., Washington, DC 20005-4026, Attention: Director, Department of Insurance Supervision and Compliance, hereinafter referred to as "Mortgagee,"

W I T N E S S E T H :

        MORTGAGOR DOES HEREBY grant, bargain, sell, assign and convey unto Mortgagee, its successors and assigns, the property (the "Property") described below to secure the Obligation (as hereinafter defined):

            (i)  the real estate situated in Maui County, Hawaii, which is more particularly described in Exhibit A attached hereto and made a part hereof for all purposes the same as if set forth herein verbatim, together with all right, title and interest of Mortgagor in and to (a) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the real property or the Improvements (as hereinafter defined); (b) any strips or gores between the real property and abutting or adjacent properties; and (c) all water and water rights, timber, crops and mineral interests pertaining to the real property (such real estate and other rights, titles and interests being hereinafter sometimes called the "Land");

           (ii)  all buildings, structures and other improvements now or hereafter situated on the Land (such buildings, structures and other improvements being hereinafter sometimes called the "Improvements");

          (iii)  all fixtures, equipment, systems, machinery, furniture, furnishings, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing, including, but without limiting the foregoing, all contracts and subcontracts, any and all fixtures, equipment, machinery, systems, facilities and apparatus for heating, ventilating, air conditioning, refrigerating, plumbing, sewer, lighting, generating, cleaning, storage, incinerating, waste disposal, sprinkler, fire extinguishing, communications, transportation (of people or things, including, but not limited to, stairways, elevators, escalators and conveyors), data processing, security and alarm, laundry, food or drink preparation, storage or serving, gas, electrical and electronic, water, and recreational uses or purposes; all tanks, pipes, wiring, conduits, ducts, doors, partitions, rugs and other floor coverings, wall coverings, windows, drapes, window screens and shades, awnings, fans, motors, engines and boilers; and decorative items and art objects (all of which are herein sometimes referred to together as the "Accessories");

          (iv)  all (a) building and construction materials and equipment; (b) plans and specifications for the Improvements; (c) contracts and subcontracts relating to the Land, or the Improvements or the Accessories or any part thereof; (d) deposits, including, but not limited to, Mortgagor's rights in tenants' security deposits, deposits with respect to utility services to the Land, or the Improvements, or the Accessories, or any part thereof, and any deposits or reserves hereunder or under any other Settlement Document (as hereinafter defined) for taxes, insurance or otherwise, funds, accounts, contract rights, instruments, documents, commitments, general intangibles (including, but not limited to, trademarks, trade names and symbols), settlement agreements and chattel paper used in connection with or arising from or by virtue of any transactions related to the Land, or the Improvements or the Accessories or any part thereof; (e) permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land, or the Improvements or the Accessories or any part thereof; (f) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Land, the Improvements and the Accessories; and (g) other properties, rights, titles and interests, if any, specified in any Section or any Article of this Mortgage as being part of the Property; and

           (v)  all (a) proceeds of or arising from the properties, rights, titles and interests referred to above in paragraphs (i), (ii), (iii) and (iv), including, but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto by eminent domain or sale in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto whether caused by such a taking (including change of grade of streets, curb cuts or other rights of access) or otherwise caused; and (b) other interests of every kind and character, and proceeds thereof, which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in paragraphs (i), (ii), (iii) and (iv) and all property used or useful in connection therewith, including but not limited to, remainders, reversions and reversionary rights or interests;

        TO HAVE AND TO HOLD the same unto Mortgagee, its successors and assigns, absolutely and forever as to all property conveyed in fee simple; subject only to any encumbrances (including, without limitation, any conservation easements) listed on Exhibit B attached hereto, to the extent that the same are valid, subsisting and affect the Property (the "Permitted Exceptions"), and Mortgagor, for Mortgagor and Mortgagor's successors and assigns, hereby agrees to warrant and forever defend, all and singular, the Property unto Mortgagee and Mortgagee's successors and assigns against the claim or claims of all persons claiming or to claim the same or any part thereof, subject, however, as aforesaid.

ARTICLE I

THE OBLIGATION

        Section 1.1.    Mortgage.    This Mortgage, and all rights, title, interest, liens, security interests, powers and privileges created hereby or arising by virtue hereof, are given to secure payment and performance of the Obligation (as defined in Section 1.2).

        Section 1.2.    Obligation.    The word "Obligation", as used herein, shall mean Mortgagor's obligations and liabilities of up to $5.2 million as described in that certain unrecorded Settlement Agreement (the "Settlement Agreement") dated April 19, 2011, between Mortgagor and Mortgagee, and all obligations and liabilities arising under this Mortgage (this Mortgage and the Settlement Agreement being sometimes collectively referred to as the "Settlement Documents").

 ARTICLE II

CERTAIN REPRESENTATIONS, WARRANTIES AND
COVENANTS OF MORTGAGOR

        Section 2.1.    Warranties and Representations.    Mortgagor represents, warrants and undertakes that:

          (a)   Mortgagor has full right and authority to execute and deliver this Mortgage;

          (b)   Mortgagor has, in Mortgagor's own right, good and marketable title in fee simple to the Property free from any encumbrance superior to the indebtedness hereby secured, subject only to any Permitted Exceptions;

          (c)   Mortgagor is solvent and no proceeding under any Debtor Relief Laws (as hereinafter defined) is pending or threatened by or against Mortgagor, as a debtor;

          (d)   Mortgagor is and shall until the Obligation is fully discharged continue to be (i) duly organized, validly existing and in good standing under the laws of the state of Mortgagor's organization, and in good standing under Hawaii law, (ii) in compliance with all conditions prerequisite to Mortgagor's lawfully doing business in the State of Hawaii and (iii) possessed of all power and authority necessary to own and operate the Property;

          (e)   the execution of this Settlement Agreement and this Mortgage by Mortgagor have been duly authorized and the obligations thereunder and hereunder and the performance thereof and hereof by Mortgagor in accordance with their terms are within Mortgagor's powers and are not in contravention of any law, agreement or restriction to which Mortgagor or the Property is subject;

          (f)    no Lessee (as defined in Section 6.1 hereof) is in default under any Lease (as defined in Section 6.1 hereof) beyond the expiration of any applicable grace or cure period; and

          (g)   with respect to each Lease under which Mortgagor is a lessor, Mortgagor is in compliance with the terms and provisions of such Lease.

        Section 2.2.    Covenants.    Mortgagor, for Mortgagor and Mortgagor's successors and permitted assigns, hereunder covenants, agrees and undertakes to:

          (a)   pay and perform the Obligation in accordance with the terms thereof;

          (b)   pay or cause to be paid all taxes, assessments and governmental charges of every kind or character in respect of the Property or any part thereof before the same become delinquent, and give written notice to Mortgagee at its above-stated address within ten days after any failure to pay any such tax, assessment, or governmental charge when due;

          (c)   purchase, or cause to be purchased, policies of insurance with respect to the Property with such insurers, in such amounts and covering such risks as shall be reasonably satisfactory to Mortgagee, including, but not limited to, (i) comprehensive general public liability insurance with policy limits acceptable to Mortgagee; (ii) loss or damage by fire, lightning, hail, windstorm, explosion and such other hazards, casualties and contingencies as are normally and usually covered by extended coverage policies in effect where the Property is located; provided that in the absence of written direction from Mortgagee each fire and extended coverage policy shall include a "standard mortgage clause" and shall provide by way of endorsement, rider or otherwise that no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Mortgagee 30 days prior written notice thereof, such policy shall be on a replacement cost basis in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than 100% of the insurable value (based upon replacement cost); (iii) loss or damage by flood, if the Property is in an area designated by the Secretary of Housing and Urban Development, or other governmental or quasi-governmental authority as an area having special flood hazards, in an amount equal to $5.2 million or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of that Act; and (iv) such other insurance and endorsements, if any, as Mortgagee may reasonably require from time to time;

          (d)   cause all insurance (except general public liability insurance) carried in accordance with Subsection 2.2(c) hereof to be payable to Mortgagee as a mortgagee pursuant to a "standard mortgage clause";

          (e)   pay, or cause to be paid, all premiums for insurance required hereunder before such premiums become due, and deliver all renewal policies to Mortgagee at least 30 days before the expiration date of each expiring policy;

          (f)    comply with all federal, state, or municipal laws, rules, ordinances and regulations applicable to the Property and Mortgagor's ownership, use and operation thereof, and comply with all, and not violate any, easements, restrictions, agreements, covenants and conditions with respect to or affecting the Property or any part thereof;

          (g)   at all times maintain, preserve and keep the Property in good repair and condition and from time to time, make all necessary and proper repairs, replacements and renewals, and not commit or permit any waste on or of the Property, and not to do anything to the Property that may impair its value; and

          (h)   promptly pay all bills for labor and materials incurred in connection with the Property and never permit to be created or to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest on a parity with or superior to any of the liens or security interests hereof.

ARTICLE III

DEFAULTS OF MORTGAGOR AND REMEDIES OF MORTGAGEE

        Section 3.1.    Default.    The term "default", as used herein, shall mean the occurrence of any one or more of the following events:

          (a)   the occurrence of an Event of Default (as defined therein) under the Settlement Agreement; or

          (b)   the failure of the Mortgagor to pay or cause to be paid any tax, assessment or governmental charge of any kind or character in respect to the Property or any part thereof before the same becomes delinquent; or

          (c)   the failure of Mortgagor to punctually and properly perform, observe or comply with any other covenant, agreement, undertaking or condition contained herein, if such failure continues for thirty (30) days after Mortgagee delivers written notice to Mortgagor specifying such failure, provided, however, that if such failure by its nature cannot be cured within the thirty (30) day period, but is susceptible to being cured within a reasonable time greater than thirty (30) days, then Mortgagor shall have an additional period (which shall not in any case exceed thirty days, for a maximum total of sixty (60) days) to attempt to cure such failure, and within any such additional period, the failure to cure shall not be deemed a default; or

          (d)   the levy against the Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within 30 days after the levy; or

          (e)   the appointment of a receiver, trustee or custodian of Mortgagor, or of the Property or any part thereof, which receiver, trustee or custodian is not discharged within 30 days after the appointment; or

          (f)    the filing by Mortgagor as a debtor of a petition, case, proceeding or other action pursuant to, or the voluntary seeking of the benefit or benefits of, Title 11 of the United States Code, as now or hereafter in effect, or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, or composition or extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein referred to as "Debtor Relief Laws"), or the taking of any action in furtherance thereof; or

          (g)   the filing of a petition, case, proceeding or other action against Mortgagor as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of Mortgagor or of the Property, or any part thereof, or of any significant portion of Mortgagor's other property, and (i) Mortgagor admits, acquiesces in or fails to contest diligently the material allegations thereof, or (ii) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Mortgagor, or (iii) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or 30 days next following the date of filing; or

          (h)   the discovery by Mortgagee of information establishing that any representation or warranty made by Mortgagor herein or in the Settlement Agreement is untrue in any material respect.

        Section 3.2.    Mortgagee's Remedies Upon Default.    Upon a default, Mortgagee may, at Mortgagee's option, do any one or more of the following:

          (a)   If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant, including interest, shall be and become a part of the Obligation secured hereby, and Mortgagor promises, upon demand, to pay to Mortgagee, at its address set forth in the opening paragraph of this Mortgage, all sums so advanced or paid by Mortgagee, with interest at the lesser of (i) the rate provided in 29 C.F.R. § 4062.7(c), compounded daily (the "4062.7(c) Rate"), and (ii) the highest rate permitted by applicable law (such lesser rate, the "Applicable Rate"), accruing from the date when paid or incurred by Mortgagee. No such payment by Mortgagee shall constitute a waiver of any default.

          (b)   Mortgagee may declare the entire unpaid balance of the Obligation immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligation shall be immediately due and payable.

          (c)   The Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession of the Property and, to the extent permitted by law, the Mortgagee itself or such officers or agents as it may appoint: (i) may enter and take possession of the Property, together with the books, papers and accounts of the Mortgagor relating thereto; (ii) may exclude the Mortgagor, and the Mortgagor's agents and servants therefrom; (iii) may hold, operate and manage the same; and (iv) may receive tolls, rents, revenues, issues, income, product and profits thereof and out of the same may pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Mortgagee's agents, attorneys and counsel, and any taxes and assessments and other charges prior to the lien of the Mortgage, which the Mortgagee shall deem necessary or desirable to pay, and all expenses of such repairs, alterations, additions and improvements, and other disbursements made by the Mortgagee pursuant to the terms hereof, and may apply the remainder of the monies so received by the Mortgagee to the payment of any sums secured hereby.

          (d)   The Mortgagee may, to the extent permitted by law, with or without first taking possession, sell the Property, in whole or, to the extent permitted by law, in part, at public auction in the State of Hawaii, or at such place as may be required by law, having first given notice of such sale by publication as may be required by law, and may adjourn such sale from time to time by announcement at the time and place appointed for such sale or adjourned sale, and upon such sale, the Mortgagee may make and deliver to any purchaser a good and sufficient deed, assignment, conveyance, or bill of sale, and good and sufficient receipts for the purchase money, and do and perform all other acts as may be necessary fully to carry into effect this power of sale. It is the intent of this Mortgage that Mortgagee shall have a power of sale sufficient to foreclose on the Property pursuant to Hawaii Revised Statutes Chapter 667, Part I or Part II, or under any other applicable law.

          (e)   The Mortgagee may, either with or without first taking possession, proceed by action or actions at law or in equity, or by any other appropriate remedy, to enforce payment of the Obligation or performance of any other obligation secured hereby, and to foreclose this Mortgage, and to sell, in whole, or to the extent permitted by law, in part, the Property under the judgment or decree of a court or courts of competent jurisdiction. Nothing in this Mortgage, the Settlement Agreement or otherwise will preclude Mortgagee from taking any action to collect any liabilities under Title IV of the Employee Retirement Income Security Act of 1974, as amended, not secured hereby ("Remaining Title IV Obligations") and Mortgagee reserves any and all rights under applicable law to take any such action, provided however that Mortgagee may only exercise any remedies under this Mortgage following the occurrence of a default.

          (f)    Mortgagee, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment (without bond) of a receiver or receivers of the Property or any part thereof, and of the income, rents, issues and profits thereof.

          (g)   Mortgagee shall have the right to enforce one or more remedies hereunder, or any other remedy the Mortgagee may have under the Settlement Agreement or applicable law, successively or concurrently, including, but not limited to, the right to foreclose this Mortgage with respect to any portion of the Property, if the operation of the remaining portion thereof is not thereby rendered unlawful under the then applicable laws, rules and regulations of the governmental authorities having jurisdiction in the premises, without thereby impairing the lien of this Mortgage on the remainder of the Property or affecting the remedies of the Mortgagee available with respect thereto.

          (h)   Upon any sale, either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure, or otherwise for enforcement of this Mortgage, the unpaid principal amount of the Settlement Agreement, the unpaid interest thereon, and all other obligations hereby secured, if not previously due, shall at once become and be immediately due and payable.

          (i)    Upon any such sale, the Mortgagee may bid for and purchase the Property or any part thereof, and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its absolute right without further accountability, and the Mortgagee, at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, commissioner's compensation and other charges, in paying purchase money, credit bid the amount of the Obligation in lieu of cash, up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

  The Mortgagee shall be permitted to bid at any public auction held to sell the Property without payment of a deposit or down payment of any kind. The Mortgagee shall not be required at confirmation of any public auction sale to extend credit or financing of any kind to the Mortgagor or any other party that may acquire the Property.

          (j)    Any such sale shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against the Mortgagor and all persons and corporations lawfully claiming by or through or under the Mortgagor; and the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in the Mortgagor's name and stead, for the purpose of effectuating any such sale, to execute and deliver all necessary deeds, conveyances, assignments, bills of sale and other instruments with power to substitute one or more persons or corporations with like power; provided, that the Mortgagor shall ratify and confirm any such sale or transfer if required by the Mortgagee by delivering all proper conveyances or other instruments to such persons or corporations as may be designated in any such request.

          (k)   In case the Mortgagee shall have proceeded to enforce any right hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the Property, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken. No remedy herein reserved to the Mortgagee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity, or by statute.

        Section 3.3.    Other Rights of Mortgagee.    Mortgagor covenants promptly to reimburse and pay to Mortgagee on demand, at the place where the Obligation is payable, the amount of all reasonable expenses (including the cost of any insurance, taxes or other charges) incurred by Mortgagee in connection with Mortgagee's custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Mortgagee at theApplicable Rate, and all such expenses, costs, taxes, interest and other charges shall be and become a part of the Obligation secured hereby. It is agreed, however, that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.

        Section 3.4.    Possession After Foreclosure.    If the liens or security interests hereof shall be foreclosed by power of sale, by judicial action or otherwise, the purchaser at any such sale shall receive immediate possession of the property purchased, and if Mortgagor or Mortgagor's successors shall hold possession of said property or any part thereof, subsequent to foreclosure, Mortgagor and Mortgagor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Property so occupied), and anyone occupying such portion of the Property after demand is made for possession thereof shall be guilty of trespass and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived by Mortgagor and Mortgagor's successors.

        Section 3.5.    Application of Proceeds.    The proceeds from any sale, lease or other disposition made pursuant to this Article, or the proceeds from the surrender of any insurance policies pursuant to the terms of this Mortgage, or any rental collected by Mortgagee from the Property, or proceeds from insurance which Mortgagee elects to apply to the Obligation, shall be applied by Mortgagee as follows: first, to the payment of all expenses incurred by Mortgagee in enforcing or exercising its rights under this Mortgage, including without limitation, any expenses of advertising, selling and conveying the Property or part thereof, including reasonable attorneys' and commissioner's fees; second, to accrued interest on the Obligation at the 4062.7(c) Rate; third, to principal on the matured portion of the Obligation; fourth, to prepayment of the unmatured portion, if any, of the Obligation applied to installments of principal in the inverse order of maturity; and fifth, the balance, if any, remaining after the full and final payment and performance of the Obligation to the person or persons legally entitled thereto. If such proceeds shall be insufficient to discharge the entire Obligation, the Mortgagee shall have any other legal recourse against the Mortgagor for the deficiency. In addition, Mortgagee reserves any and all rights under applicable law to exercise any right or remedy to collect any Remaining Title IV Obligations regardless of whether or not such proceeds shall be sufficient to discharge the entire Obligation.

ARTICLE IV

SECURITY AGREEMENT

        This Mortgage is also a security agreement between Mortgagor, as debtor, and Mortgagee, as secured party. Mortgagor hereby grants to Mortgagee and Mortgagee's successors and assigns, a security interest in those portions of the Property in which a security interest may lawfully be created, including without limitation: (i) those portions of the Property which constitute Accessories and each and every part thereof; (ii) all proceeds from the sale, lease or other disposition of all or any part of the Property; and (iii) all sums, proceeds, funds and reserves described or referred to in this Mortgage. However, the grant of a security interest in proceeds shall not be deemed to authorize any action otherwise prohibited herein. The security interest created hereby is specifically intended to cover and include all Leases including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacements of said Leases, together with all the right, title and interest of Mortgagor, as lessor thereunder, including, without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any and all of the rents, income, revenues, issues and profits and moneys payable as damages or in lieu of rent and moneys payable as the purchase price of the Property or any part thereof or of awards or claims for money and other sums of money payable or receivable thereunder howsoever payable, and to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Mortgagor or any lessor is or may become entitled to do under the Leases; provided, that this provision shall not impair or diminish any obligation of Mortgagor under the Leases, nor shall any obligation be imposed upon Mortgagee. In addition to Mortgagee's rights hereunder or otherwise, Mortgagee shall have all of the rights of a secured party under the Hawaii Uniform Commercial Code (the "Code"). Mortgagee may, from time to time, file all financing statements as required by Mortgagee in order to establish or maintain the validity, perfection or priority of the security interests created herein. Mortgagor shall (a) promptly pay to Mortgagee on demand all costs of preparation and filing of financing statements pursuant hereto and all costs of Code searches reasonably required by Mortgagee and (b) give to Mortgagee a certificate in form satisfactory to Mortgagee listing all trade names of Mortgagor and under which Mortgagor operates or intends to operate the Property or any part thereof, and give to Mortgagee advance written notice of any proposed change of any such trade name and of any change of name (or trade name or assumed name), identity or structure of Mortgagor. A carbon, photographic or other reproduction of this Mortgage or of a financing statement executed pursuant hereto is sufficient as a financing statement. This Mortgage is, without limitation, intended to be a financing statement filed as a fixture filing with respect to the portions of the Property which are or are to become fixtures, and as a mineral, crop and timber filing. The addresses of Mortgagor (debtor) and Mortgagee (secured party—from whom information concerning the security interest may be obtained) is set forth on the first page hereof. Mortgagor is the record owner of the Land, the Improvements, the Accessories and the rest of the Property.

ARTICLE V

SPECIAL PROVISIONS

        Section 5.1.    Condemnation Proceeds.    If the Property or any part thereof shall be condemned, the Mortgagee may appear and defend any such suit and is hereby irrevocably authorized, to collect all of the proceeds and apply the same upon any covenant, agreement, obligation or condition secured hereby. All costs, expenses and attorneys' fees paid or incurred by the Mortgagee in the course of such proceedings shall become part of the Obligation secured hereby. Notwithstanding any taking by eminent domain, alteration of the grade of any Street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, any interest imposed under 29 U.S.C.§ 1362(b)(1) and 29 C.F.R. § 4062.7(c) shall continue to accrue until any and all liability under 29 U.S.C. § 1362(b)(1) has been satisfied without regard to whether or not an award or payment from such authority or corporation has been received by the Mortgagee, and any reduction in the Obligation secured hereby shall be deemed to take effect only on the date of such receipt. Any such award or payment received by or under the control of the Mortgagee, less the cost, if any, incurred by Mortgagee with respect thereto, shall, unless the Mortgagor is in default under the terms of this Mortgage, be applied toward the payment of the cost of altering, restoring or rebuilding any part of the Property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the Property, on proof sufficient to the Mortgagee that the sum requested is justly required to pay the contractors, materialmen, laborers, engineers, architects or other persons rendering services or materials in connection with such work. Upon the completion of the work and payments in full therefor, or if the Mortgagor is in default under any of the terms of this Mortgage, Mortgagee may apply any remaining amount of any such proceeds to the payment of any indebtedness secured by this Mortgage. If, prior to the receipt by the Mortgagee of such award or payment, the Property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive such award or payment to the extent of the mortgage debt remaining unsatisfied after such sale of the Property, with interest thereon at the 4062.7(c) Rate and reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

        Section 5.2.    Insurance Proceeds.    In the event of any casualty at the Property, Mortgagor will give immediate notice by mail to Mortgagee, who may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee and not to Mortgagor and Mortgagee jointly. All insurance proceeds received by or under the control of the Mortgagee on account of damage or destruction to any Property, less the cost, if any, incurred by Mortgagee with respect thereto, shall, unless the Mortgagor is in default under the terms of this Mortgage, be applied toward the payment of the cost of repairing, restoring or rebuilding the Property so damaged or destroyed according to the original plans and specifications, or such others as may be approved by the Mortgagee, on proof sufficient to the Mortgagee that the sum requested is justly required to pay the contractors, materialmen, laborers, engineers, architects or other persons rendering services or materials in connection with such work. Upon the completion of the work and payment in full therefor, or if the Mortgagor is in default under any of the terms of this Mortgage, Mortgagee may apply any remaining amount of any such proceeds to the payment of any indebtedness secured by this Mortgage. If, prior to the receipt by the Mortgagee of such insurance proceeds, the Property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive such insurance proceeds to the extent of the mortgage debt remaining unsatisfied after such sale of the Property, with interest thereon at the 4062.7(c) Rate and reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such insurance proceeds.

        Section 5.3.    Right to Accelerate Upon Transfer.

          (a)   Mortgagor may transfer all or any portion of the Property, subject to this Mortgage, to any Affiliate of Mortgagor, without obtaining the consent of Mortgagee, but Mortgagor shall provide prompt written notice to Mortgagee of any such transfer. An "Affiliate of Mortgagor" means any company that controls, is controlled by or is under common control with Mortgagor; and the term "control" shall mean the ownership directly or indirectly of more than 50% of the voting power of a company.

          (b)   Mortgagor may enter into one or more commercially reasonable Leases (as defined in Section 6.1) of all or any portion of the Property with persons or companies other than Affiliates of Mortgagor, without obtaining the consent of Mortgagee, but Mortgagor shall provide prompt written notice to Mortgagee of any such Lease.

          (c)   Except as provided, in Subsections 5.3 (a) or (b) above, if all or any portion of the Property shall be transferred or leased to any person or company, then, unless the Mortgagee approves said action, which approval shall not be unreasonably withheld, all of the indebtedness hereby secured shall at once become due and payable at the option of the Mortgagee.

          (d)   Notwithstanding anything contained in this Mortgage to the contrary, if Mortgagor enters into any lease permitted or approved under either Subsection 5.3(b) or (c) above ("Permitted Leases"), then Mortgagee shall, upon request, enter into a Subordination, Non-disturbance and Attornment Agreement reasonably acceptable to the Lessee, pursuant to which Mortgagee shall agree that in the event of a default under this Mortgage by Mortgagor, Mortgagee shall not disturb such Lessee's possession of the leased premises or rights under its Permitted Lease, so long as such Lessee is not in default under such Permitted Lease beyond the expiration of any applicable grace or cure period. Any proceeding by Mortgagee to foreclose this Mortgage, or any action by way of its entry into possession after default, shall not operate to terminate any Permitted Lease, and Mortgagee will not cause any Lessee under any such Permitted Lease to be disturbed in his possession and enjoyment of the leased premises, so long as such Lessee is not in default under such Permitted Lease beyond the expiration of any applicable grace or cure period.

        Section 5.4.    Contest of Certain Claims.    Notwithstanding the provisions of Subsections 2.2(b) or 2.2(h) hereof, Mortgagor shall not be in default for failure to pay or discharge any tax, assessment, or mechanic's or materialman's lien asserted against the Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the tax, assessment or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such tax, assessment or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the tax, assessment or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such tax, assessment or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee the Property shall be in jeopardy or in danger of being forfeited or foreclosed. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

ARTICLE VI

LEASES AND ASSIGNMENT OF RENTAL

        Section 6.1.    Definitions.    As used in this Mortgage: (a) "Lease" means any lease, sublease or other agreement under the terms of which any person or entity has or acquires any right to occupy or use the Property, or any part thereof, or any interest therein, including all extended or renewal terms thereof and all modifications or amendments thereto and replacements therefor; (b) "Lessee" means the lessee, sublessee, tenant or other person or entity having the right to occupy or use a part of the Property under a Lease; and (c) "Rental" means the rents, royalties and other consideration payable to Mortgagor by the Lessee under the terms of a Lease.

        Section 6.2.    Assignment of Rental.    Mortgagor hereby assigns to Mortgagee all Rental payable under each Lease now or at any time hereafter existing, such assignment being upon the following terms: (a) until receipt from Mortgagee of notice of the occurrence of a default, each Lessee may pay Rental directly to Mortgagor, but Mortgagor covenants that it will from and after receipt from Mortgagee of notice of default hold all Rental so paid in trust for the use and benefit of Mortgagee; (b) upon receipt from Mortgagee of notice that a default exists, each Lessee is hereby authorized and directed to pay directly to Mortgagee all Rental thereafter accruing, and a receipt for such payment from Mortgagee shall be a release of such Lessee to the extent of all amounts so paid; (c) Rental so received by Mortgagee shall be applied by Mortgagee, first, to the expenses, if any, of collection and then in accordance with Section 3.5; (d) without impairing its rights hereunder, Mortgagee may, at its option, at any time and from time to time, release to Mortgagor Rental so received by Mortgagee, or any part thereof; (e) Mortgagee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rental, but shall be accountable only for Rental that it shall actually receive; and (f) this assignment shall terminate upon the release of this Mortgage but no Lessee shall be required to take notice of termination until a copy of such release shall have been delivered to such Lessee. As between Mortgagee and Mortgagor or any person or entity claiming through or under Mortgagor, other than a Lessee who has not received notice of default pursuant to Subsection 6.2(b) hereof, the assignment contained in this Subsection is intended to be absolute, unconditional and presently effective and the provisions of Subsection 6.2(a) and 6.2(b) hereof are intended solely for the benefit of each Lessee and shall never inure to the benefit of Mortgagor or any person or entity claiming through or under Mortgagor, other than a Lessee who has not received such notice. It shall never be necessary for Mortgagee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section.

        Section 6.3.    Mortgagor's Obligations.    Mortgagor shall: (a) upon demand by Mortgagee, assign to Mortgagee, by separate instrument in form and substance satisfactory to Mortgagee, any or all Leases, or the Rental payable thereunder, including but not limited to, any Lease which is now in existence or which may be executed after the date hereof; (b) neither accept from any Lessee, nor permit any Lessee to pay, Rental for more than one month in advance not including a customary security deposit; (c) comply, as lessor, with the terms and provisions of each Lease; (d) not waive, excuse, release or condone any nonperformance of any covenants of any Lessee; (e) give to Mortgagee duplicate notice of each default by each Lessee; and (f) cause each Lessee to agree (and each Lessee under each Lease executed after the date hereof does so agree) to give to Mortgagee written notice of each and every default by Mortgagor under its Lease and not to exercise any remedies under such Lease unless Mortgagee fails to cure such default within ten days, or within such longer period as may be reasonably necessary if such default cannot be cured within ten days, after Mortgagee has received such notice, provided that Mortgagee shall never have any obligation or duty to cure any such default.

        Section 6.4.    Mortgagee's Collection of Rental.    In the event Mortgagee ever collects Rental through an agent, Mortgagee shall be entitled to pay its agent as compensation for collecting such Rental, from sums so collected, a sum not to exceed five percent of the Rental so collected.

ARTICLE VII

HAZARDOUS MATERIALS

        Section 7.1.    Definitions.    For the purposes of this Article, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

          (a)   "Governmental Authority" shall mean the United States of America, the state, the county, the city, or any other political sub-division in which the Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Mortgagor or the Property.

          (b)   "Governmental Requirements" shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to Mortgagor or the Property.

          (c)   "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. §§ 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. §§ 9601 et. seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground storage tanks, whether empty, filled, or partially filled with any substance; (vi) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (vii) any other substance which by any Governmental Requirements requires special handling or notification of any Governmental Authority in its collection, storage, treatment, or disposal.

          (d)   "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air, or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air, or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Mortgage) emanating from the Property.

        Section 7.2.    Representations and Warranties.    Mortgagor hereby represents and warrants to the best of its knowledge that:

          (a)   No Hazardous Materials are now located on the Property and neither Mortgagor nor any other person or entity has ever caused or permitted any Hazardous Materials to be placed, held, located, or disposed of on, under, or at the Property or any part thereof;

          (b)   No part of the Property is being used or has been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Materials, nor is any part of the Property affected by any Hazardous Materials Contamination;

          (c)   No property adjoining the Property is being used, or has ever been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Materials nor is any other property adjoining the Property affected by Hazardous Materials Contamination;

          (d)   No investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, or in existence with respect to the Property. The Property is not currently on and has never been on any federal or state "Superfund" or "Superlien" list; and

          (e)   Neither Mortgagor nor any Lessee has received any notice from any Governmental Authority with respect to any violation of any Governmental Requirements.

        Section 7.3.    Covenants.    The use which Mortgagor and any Lessee makes and intends to make of the Property will not result in the disposal or release of any Hazardous Materials on, in, or to the Property. Mortgagor shall not cause any violation of any Governmental Requirements, nor permit any Lessee to cause such a violation, nor permit any environmental lien to be placed on any portion of the Property. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove Hazardous Materials on, in, from, or affecting any portion of the Property (a) in accordance with all Governmental Requirements, (b) to the satisfaction of Mortgagee, and (c) in accordance with the orders and directives of all Governmental Authorities. Mortgagor agrees to: (y) give notice to Mortgagee immediately upon Mortgagor's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; and (z) promptly comply with any Governmental Requirements requiring the removal, treatment, or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Mortgagee with satisfactory evidence of such compliance.

        Section 7.4.    Indemnity.    Mortgagor shall defend, indemnify, and hold harmless Mortgagee from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, and expenses (including, without limitation, attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Mortgage and regardless of whether or not caused by or within the control of Mortgagor) be paid, incurred, or suffered by or asserted against Mortgagee by any person or entity or Governmental Authority for, with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination, or (b) the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any federal, state, or local law, including so-called "Superfund" or "Superlien" laws, statutes, ordinances, codes, rules, regulations, orders, or decrees.

        Section 7.5.    Mortgagee's Right to Take Action.    Mortgagee shall have the right but not the obligation, prior or subsequent to a default under this Mortgage, without in any way limiting Mortgagee's other rights and remedies under this Mortgage or otherwise, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could result in an order, suit, imposition, or lien on the Property, or other action which, in Mortgagee's sole opinion, could jeopardize Mortgagee's security under this Mortgage. All costs and expenses paid or incurred by Mortgagee in the exercise of any such rights shall be and become a part of the Obligation secured hereby and shall be payable by Mortgagor upon demand by Mortgagee.

        Section 7.6.    Survival.    The representations, covenants, agreements, warranties, and indemnifications contained in this Article shall survive the release of this Mortgage and the repayment of the indebtedness secured hereby and any foreclosure (or conveyance in lieu thereof) of the liens and security interests granted hereunder.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1.    Release.    Upon termination of the Settlement Agreement if no liability has arisen under 29 U.S.C. § 1362(b)(1) with respect to the Maui Land & Pineapple Company, Inc. Pension Plan for Bargaining Unit and Hourly Employees or upon payment in full of the Obligation, Mortgagee shall execute and deliver to Mortgagor a release of this Mortgage in form sufficient for recording in the Bureau of Conveyances of the State of Hawaii prepared by Mortgagor at its sole expense.

        Section 8.2.    Waiver.    Any and all covenants in this Mortgage may, from time to time, by instrument in writing signed by Mortgagee and delivered to Mortgagor, be waived to such extent and in such manner as Mortgagee may desire, but no such waiver shall ever affect or impair Mortgagee's rights, remedies, powers, privileges, liens, titles and security interests hereunder except to the extent so specifically stated in such written instrument. No waiver of any default on the part of Mortgagor or a breach of any of the provisions of this Mortgage or of the Settlement Agreement shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.

        Section 8.3.    Notices.    All notices, demands, requests and other communications required or permitted hereunder shall be in writing and except to any extent otherwise provided herein, shall be given in the manner set forth in the Settlement Agreement.

        Section 8.4.    Enforceability.    If any provision of this Mortgage or the application thereof to any person or entity or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Mortgage nor the application of such provision to any other person or entity or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. If the rights and liens created by this Mortgage shall be held by a court of competent jurisdiction to be invalid or unenforceable as to any part of the Obligation, the portion of the Obligation which as the result of such invalidity or unenforceability is no longer secured by the liens and security interests herein granted shall be completely paid prior to the payment of the portion, if any, of the Obligation which shall continue to be secured hereunder, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

        Section 8.5.    Binding Effect.    The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto and shall be covenants running with the Land. The term "Mortgagor" shall include in their individual capacities and jointly all parties hereinabove named a Mortgagor.

        Section 8.6.    Headings; Construction.    The headings which have been used throughout this Mortgage have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Mortgage. Words of any gender used in this Mortgage shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder," and other similar compounds of the words "here" when used in this Mortgage shall refer to the entire Mortgage and not to any provision or section.

        Section 8.7.    Controlling Law.    This Mortgage shall be governed by and construed in accordance with Hawaii law and applicable United States federal law.

        IN WITNESS WHEREOF, Mortgagor has hereunto set its hand as of the day and year first above-written.

MORTGAGOR:
MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation
By:	/s/ RYAN CHURCHILL
Name:	Ryan Churchill
Its:	President & Chief Operating Officer
By:	/s/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Its:	Controller & Secretary

QuickLinks

  Exhibit 10.23
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, FIXTURE FILING AND FINANCING STATEMENT
W I T N E S S E T H
ARTICLE I THE OBLIGATION
ARTICLE II CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR
ARTICLE III DEFAULTS OF MORTGAGOR AND REMEDIES OF MORTGAGEE
ARTICLE IV SECURITY AGREEMENT
ARTICLE V SPECIAL PROVISIONS
ARTICLE VI LEASES AND ASSIGNMENT OF RENTAL
ARTICLE VII HAZARDOUS MATERIALS
ARTICLE VIII MISCELLANEOUS